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                                                                 EXHIBIT 10.2.4

                             EMPLOYEE SEVERANCE AGREEMENT


       THIS AGREEMENT is made and entered into as of August 31, 1999 among Acorn Products, Inc., a Delaware corporation ("Acorn"), UnionTools, Inc., a Delaware corporation ("UnionTools" and together with Acorn, the "Company") and A. Corydon Meyer (the "Executive").

                                  R E C I T A L S

       As an inducement to the Executive to remain in the employ of the Company, the Company has agreed to provide certain severance benefits and, under certain circumstances, to make certain bonus payments to the Executive as specifically set forth herein.

       Notwithstanding anything in this Agreement to the contrary, the Executive shall remain an employee-at-will hereafter. Accordingly, the Executive may be discharged or may resign for any or no reason, and the rights of the Executive and the Company upon any such termination of the Executive's employment shall be as set forth herein.

       NOW THEREFORE, the parties hereby agree as follows:

       1.     SEVERANCE.

              a. SEVERANCE EVENTS. The Executive shall be entitled to the Severance Payment set forth in Section 1(c) upon the termination of the Executive's employment with the Company by either the Executive or the Company in the following circumstances:

                     (1)    resignation by the Executive for Good Reason; or

                     (2) termination of the Executive's employment by the Company other than for Cause.

The date of the termination of the Executive's employment in such instances shall be fifteen (15) business days after the date written notice of resignation is tendered by the Executive to the Company or written notice of termination is tendered by the Company to the Executive, as applicable. Any such notice shall specify with reasonable particularity the basis for resignation or termination hereunder.

              b. CAUSE; GOOD REASON. As used in this agreement, the following terms shall have the meanings set forth below:

              (i) "Cause" shall mean (x) the Executive's criminal conviction for fraud, embezzlement, misappropriation of assets or any other felony (excluding traffic violations) or (y) the continuance of willful and repeated failures by the Executive to perform the duties assigned to him as an employee of the Company, which failures have not been cured by the Executive within thirty (30) days

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       following receipt of written notice from the Board of Directors of Acorn or UnionTools, as applicable, specifying such failure and the action required by the Executive to cure such breach of his obligations.

              (ii) "Good Reason" shall mean, without the written consent of the Executive, (A) a material adverse change or diminution in the Executive's duties or responsibilities, offices, reporting responsibilities, facilities, staff assistance, fringe benefits or other indicia of the Executive's position substantially as set forth on Annex A hereto (as the same may from time to time be modified with the written consent of the Company and the Executive) or (B) material breach by the Company of its duties to the Executive, including timely payment of compensation, provision of benefits and reimbursement of expenses, in keeping with past practice. "Good Reason" shall not include relocation of the Executive's personal residence or office pursuant to the relocation of the Company's executive offices from Columbus, Ohio.

              c. SEVERANCE PAYMENTS. If the Executive is entitled to a payment pursuant to this Section 1, then the Company shall pay to the Executive as a Severance Payment;

              (i) In a lump sum, on the fifth day following the date of termination of the Executive's employment, an amount equal to the highest aggregate annual compensation (including salary, bonuses and incentive payments) includible in gross income paid to the Executive during any one of the three taxable years preceding the date of the Executive's termination, such amount to be subject to adjustment pursuant to Section 3(c); provided; however, if the Executive has not been employed with the Company for a full calendar year, then the Company shall pay to the Executive an amount equal to the greater of (a) the amount determined pursuant to the foregoing formula or (b) the Executive's then current base salary);

              (ii) Continue to pay Executive's life insurance and medical benefits premiums for the lessor of one year from the date of termination of the Executive's employment with the Company or until the Executive accepts subsequent employment; and

              (iii) Outplacement services expenses of up to $25,000 for up to one year from the date of termination of the Executive's employment with the Company.

       2.     CHANGE OF CONTROL.

              a. CHANGE OF CONTROL EVENTS. If the Executive's employment with the Company is terminated by either the Executive or the Company in accordance with Section 1(a) of this Agreement within either (i) 90 days prior to a Change of Control or (ii) two years after a Change of Control, in addition to the severance payment provided in Section 1(c), the Executive also shall be entitled to the Change of Control Payment provided in Section 2(c).

              b. CHANGE OF CONTROL. A "Change of Control" occurs upon any of the following events:


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              (i)    the acquisition by any Person (as defined in Section 13(d)
       of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than TCW or Oaktree, of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of Acorn (a) having 25% or more of the total voting power of the then outstanding voting securities of Acorn and (b) having more voting power than the securities of Acorn beneficially owned by Oaktree;

              (ii) during any twelve month period, a change in the Board of Directors of Acorn occurs such that Incumbent Members do not constitute a majority of the Board of Directors of Acorn;

              (iii) a sale of all or substantially all of the assets of Acorn or UnionTools; or

              (iv) the consummation of a merger or consolidation of Acorn with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause (iv) if (A) after such merger or consolidation the voting securities of Acorn prior to such merger or consolidation continue to represent more than 50% of the combined voting power of such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of Acorn's voting securities.

              For purposes of this Section 2, the following terms shall have the following meanings:

              "Affiliate" of any specified Person (as defined in Section 13(d) of the Exchange Act) shall mean (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

              "Incumbent Members" shall mean the members of the Board of Directors of Acorn on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.


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              "Oaktree" shall mean Oaktree Capital Management, LLC and its
Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

              "TCW" shall mean: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhaeuser Company Pension Trust and The Common Fund for Bond Investments; and any of their respective Affiliates.

              c. CHANGE OF CONTROL PAYMENT. If the Executive is entitled to a payment pursuant to this Section 2, then the Company shall pay to the Executive as a Change of Control Payment, in a lump sum, on the fifth day following the date of termination of the Executive's employment, an amount equal to two times the highest aggregate annual compensation (which includes salary, bonuses and cash incentive payments only) includible in gross income paid to the Executive during any one of the three taxable years preceding the date of the Executive's termination, such amount to be subject to adjustment pursuant to Subsection 3(c).

       3.     ADDITIONAL PAYMENT TERMS.

              a. NO REDUCTION. The Executive shall not be required to mitigate damages or the amount of any payment provided for under Section 1(c) or Section 2(c) by seeking other employment or otherwise, nor shall the amount of any payment provided for under Section 1(c) or Section 2(c) be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination or otherwise.

              b. INDEMNIFICATION. The Company shall indemnify the Executive for all costs, including reasonable attorneys' fees, incurred by the Executive in connection with any successful action by the Executive to enforce or otherwise determine or ensure compliance by the Company with the terms of this Agreement.

              c. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Excise Tax Payment") in an amount equal to the Excise Tax imposed upon the Payment and any additional payments made pursuant to this Section 3(c).


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       4.     MISCELLANEOUS.

              a.     ASSIGNABILITY; BINDING NATURE.

              (i) This Agreement shall inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and assigns. For purposes of this Agreement, the term "successor" of the Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment or otherwise who acquires or controls all or substantially all of the assets of Acorn or UnionTools.

              (ii) The Company shall require any successor of the Company, by an agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to be bound by the terms of this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had occurred. The Company shall be in material breach of this Agreement if any such successor fails to expressly assume or otherwise agree to guaranty performance of this Agreement to the extent the Company was obligated prior to any succession.

              (iii) Except as expressly stated in Section 4(a) above, this Agreement shall be non-assignable by either the Company or the Executive without the prior written consent of all parties hereto.

              b. NOTICES. Any notice hereunder shall be properly given if by personal delivery or registered or certified mail, return receipt requested, as follows:

              If to the Executive, at his address as it appears on the payroll records of the Company.

              If to the Company, to:

                     Acorn Products, Inc.
                     500 Dublin Ave.
                     Columbus,  OH   43216-1930
                     Attention: President or to such other addresses as the parties may designate in writing.

              c. INTEGRATION; MODIFICATION. This Agreement shall supersede all previous negotiations, commitments and writings with respect to the employment of the Executive. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions, nor in any way to affect the validity of this Agreement or the right of either party thereafter to enforce each and every such


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provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

              d. SEVERABILITY. If any term or provision of this Agreement is declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired.

              e. CAPTIONS. The captions appearing in this Agreement are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of this Agreement or any of other provisions hereof.

              f. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

              g. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                                          EXECUTIVE


                                          /s/ A. Corydon Meyer
                                          -------------------------------------
                                          A. Corydon Meyer

                                          ACORN PRODUCTS, INC.


                                          /s/ Gabe Mihaly
                                          -------------------------------------
                                          Name:  Gabe Mihaly
                                          Title:  President

                                          UNIONTOOLS, INC.


                                          /s/ Gabe Mihaly
                                          -------------------------------------
                                          Name:  Gabe Mihaly
                                          Title:  President


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